    Exhibit 10.21

January 29, 2021

Douglas Mizzi
The TJX Companies, Inc.
770 Cochituate Road
Framingham, MA 01701

Re:    Letter Agreement

Dear Mr. Mizzi,

    Reference is made to the employment agreement between you and The TJX Companies, Inc. (“TJX” or “Company”) dated January 16, 2018, as amended (the “Employment Agreement”). Subject to earlier termination as provided therein, your employment with TJX under the Employment Agreement will continue until January 30, 2021. By entering into this letter agreement with TJX (the “Letter Agreement”), you agree to extend your employment with TJX under the terms and conditions of the Employment Agreement, effective as of the date hereof, with the following modifications:
1.Section 1 of the Employment Agreement is hereby amended by replacing the third-to-last sentence thereof with the following:
“Subject to earlier termination as provided herein, Executive’s employment hereunder shall continue on the terms provided herein until February 3, 2024 (the ‘End Date’).”
2.The last sentence of Section 3(a) of the Employment Agreement is hereby amended to read in its entirety as follows:
“The rate at which Executive’s Base Salary shall be paid shall be $800,000 per year or such other rate (not less than $800,000 per year) as the Committee may determine after Committee review not less frequently than annually.”
Except as otherwise amended by this Letter Agreement, the Employment Agreement shall continue in full force and effect. You acknowledge and agree that your employment with TJX under the Employment Agreement shall continue from and after the date hereof in accordance with the terms of the Employment Agreement, as amended by this Letter Agreement.

If you agree with the foregoing, please so indicate by signing the enclosed copy of this Letter
Agreement in the space indicated below and returning it to the Company, whereupon this Letter
Agreement will take effect as of the date hereof. This Letter Agreement shall constitute an agreement under seal.

[Signature Page Follows]

        THE TJX COMPANIES, INC.
By: /s/ Ernie Herrman
Name: Ernie Herrman
Title: Chief Executive Officer and President

EXECUTIVE:
/s/ Doug Mizzi 1/29/2021
Name: Douglas Mizzi